UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 5, 2005
(Date of earliest event reported)

_________________________

TRANSACTION SYSTEMS ARCHITECTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

224 South 108th Avenue,
Omaha, Nebraska 68154
(Address of principal executive offices, including zip code)

(402) 334-5101
(Registrant’s telephone number, including area code)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2005, Transaction Systems Architects, Inc. (the “Company”) entered into a Fourth Amended and Restated Employment Agreement (the “Employment Agreement”) with Gregory D. Derkacht. The Employment Agreement amends and restates the Third Amended and Restated Employment Agreement dated September 28, 2004 (the “Original Agreement”). Pursuant to the Employment Agreement, the $500,000 Transition Bonus contemplated under the Original Agreement will be paid, if at all, in three installments of $125,000, $250,000 and $125,000, in consideration of transition services performed by Mr. Derkacht during the third and fourth quarter of the Company’s fiscal year 2005 and the first quarter of the Company’s fiscal year 2006, respectively. The term of the Original Agreement expired June 30, 2006. The term of the Employment Agreement expires February 28, 2006. All other terms of the Employment Agreement and the exhibits thereto are substantially the same as set forth in the Original Agreement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Fourth Amended and Restated Employment Agreement dated as of August 5, 2005 between Transaction Systems Architects, Inc. and Gregory D. Derkacht (with exhibits).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSACTION SYSTEMS ARCHITECTS, INC.
Date: August 5, 2005	By:	/s/ Dennis P. Byrnes
Dennis P. Byrnes Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amended and Restated Employment Agreement dated as of August 5, 2005 between Transaction Systems Architects, Inc. and Gregory D. Derkacht (with exhibits).